IN THE SUPERIOR COURT OF FULTON COUNTY
                                STATE OF GEORGIA

FIRST EMPIRE CORPORATION                        )
(directly and derivatively in its capacity      )
As a shareholder of LecStar Corporation)        )
and ALAN B. THOMAS, JR. (directly and           )
derivatively in his capacity as a Shareholder   )
of LecStar Corporation),                        )
                                                )
         Plaintiffs,                            )
                                                )
                                                )
v.                                              )         CIVIL ACTION FILE
                                                )          No. 2004CV88793
                                                )
JOHN C. CANOUSE, et al.,                        )
                                                )
                                                )
         Defendants,                            )
                                                )
                                                )
LECSTAR CORPORATION,                            )
                                                )
                                                )
         As a Nominal Defendant                 )

--------------------------------------------------------------------------------

                                      ORDER

         Plaintiffs' Motion to Drop Parties Pursuant to OCGA ss. 9-11-21 having been read and considered, IT IS HEREBY ORDERED that Plaintiffs' Motion is hereby GRANTED as follows:

         1. Defendants Joseph C. Canouse, J.P. Carey Securities, Inc., J.P. Carey Asset Management, LLC, JPC Capital Partners, Inc. f/k/a Corpfin.com, Inc., Harbourcrest Investment Mgmt. Ltd., David Sims, Arlene DeCastro, Navigator Management Ltd., Falcon Secretaries, Ltd., Livingstone Asset Management Ltd., Minglewood Capital, LLC, Terrapin Trading, LLC, Mark Valentine, Thomson Kernagahan & Co., Limited, Ernst & Young (Canada), Inc., Sovereign Partners, L.P., Southshore Capital Fund, Ltd., Dominion Capital Fund Ltd., GPS America Fund, Ltd., Bonham Drive, LLC, Sherman, LLC, Maple Circle, Ltd., Citco Trustees (Cayman) Limited, CTC Corporation, and CSS Corporation are DROPPED as Defendants, and

         2. Defendant McCormack Avenue, LLC is DROPPED as a defendant and McCormack Avenue, Ltd. is added as the defendant.

         This 7th day of June, 2005.

                                          /s/  Gail S. Tusan
                                          --------------------------------------
                                          Gail S. Tusan
                                          Judge, Atlanta Judicial Circuit

Respectfully Presented By:


                                          /s/ Richard L. Tate
                                          --------------------------------------
                                          RICHARD L. TATE
                                          Texas Sate Bar No. 09664460
                                          Admitted Pro Hac Vice
TATE & ASSOCIATES
506 So. 2nd Street
Richmond, Texas 77469
(281)341-0077

                                          /s/ Mark F. Dehler
                                          --------------------------------------
                                          MARK F. DEHLER
                                          Georgia Bar No. 216265
MARK F. DEHLER, LLC
201 Swanton Way
Decatur, Georgia 30030
(404) 371-1100

                                          Attorneys for First Empire Corporation
                                          and Alan B. Thomas, Jr.